EXECUTION COPY




                                 AGREEMENT


          This AGREEMENT (this "Agreement") is made and entered into on this 10th day of August, 1994, by and among Pioneer LDCA, Inc., a Delaware corporation ("Pioneer"), Cinepole Productions B.V., a Netherlands company ("Cinepole"), RCS Video International Services B.V., a Netherlands company ("RCS BV"), RCS International Communications N.V. ("RCS NV", and
collectively with RCS BV, hereinafter referred to as "RCS") and MGM Holdings Corporation, a Delaware corporation ("MGM"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Amended and Restated Stockholders' Agreement dated as of August 10, 1994 by and among Pioneer, Cinepole, RCS and MGM.

                            W I T N E S S E T H

     WHEREAS, the parties hereto have entered into a Subordination Agreement (the "Subordination Agreement") dated October 20, 1993, pursuant to which certain rights of the Strategic Investors to the proceeds of a liquidation of Carolco Pictures Inc. ("Carolco") with respect to certain then existing investments were subordinated to new investments made by MGM and certain of the Strategic Investors on such date;
     WHEREAS, Carolco has agreed to merge (the "Merger") with Carolco Acquisition Corp., a wholly owned subsidiary of Live Entertainment, Inc. ("LIVE");
     WHEREAS, pursuant to the Merger, LIVE will change its name to Carolco Entertainment Inc. ("CEI") and each Carolco shareholder will receive CEI stock as a result of the Merger; and
     WHEREAS, each of the parties hereto wishes to preserve the mutual arrangements set forth in the Subordination Agreement with regard to certain securities received as a consequence of the Merger;
     NOW, THEREFORE, the parties hereby agree as follows:
          1. After the Effective Date of the Merger (as defined in the Merger Agreement), references in the Subordination Agreement to any type of securities of Carolco shall be deemed, where appropriate, to be references to such securities of CEI.
          2. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THOSE LAWS RELATING TO CONFLICTS OF LAWS. Each party irrevocably agrees that any suit, action, or other legal proceeding arising from or relating to this Agreement shall be brought in the courts of the State of New York or the United States of America located in New York County, or the courts of the State of California or the United States of America located in Los Angeles County.
          3. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
          4. This Agreement shall become effective upon the consummation of the Merger. In the event the Merger is not consummated this Agreement will be of no force or effect.
          5. Except as expressly modified by this Agreement, the Subordination Agreement shall continue to be in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Agreement this ____ day of August, 1994.


                              PIONEER LDCA, INC.


                              By:__________________________
                                 Title:


                              CINEPOLE PRODUCTIONS B.V.


                              By:__________________________
                                 Title:


                              RCS VIDEO INTERNATIONAL
                                SERVICES B.V.


                              By:__________________________
                                 Title:


                              RCS INTERNATIONAL
                                COMMUNICATIONS N.V.


                              By:__________________________
                                 Title:


                              MGM HOLDINGS CORPORATION


                              By:__________________________
                                 Title: